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                                                                    EXHIBIT 23.3



                            CONSENT OF MERRILL LYNCH



    We hereby consent to the use of our opinion letter dated September 17, 1996 to the Board of Directors of United Wisconsin Services Inc., included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed acquisition of American Medical Security Group, Inc., and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          MERRILL LYNCH, PIERCE, FENNER &


                                                 SMITH INCORPORATED



                                          By: /s/ Todd Kaplan


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September 17, 1996